UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

VGRAB COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA, CANADA	000-54800	99-0364150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#820 - 1130 West Pender Street Vancouver, BC		V6E 4A4
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (604) 648-0510

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 22, 2018, Mr. Jacek P. Skurtys tendered his resignation as a director of the Company with immediate effect in order to pursue other personal and business commitments. Mr. Jacek P. Skurtys has confirmed that he has no disagreement with the Board and there is no matter relating to his resignation that needs to be brought to the attention of the shareholders of the Company.

As consideration for Mr. Skurtys’s services, the Company agreed to issue to Mr. Skurtys  500,000 shares of its common stock as fully paid an non-assessable. The shares will not be registered under the United States Securities Act of 1933, as amended (the “Act”) and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

A copy of the Company’s news release regarding the resignation of Mr. Skurtys is attached as Exhibit 99.1 hereto.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES.

As further described in Item 5.02 of this Form 8-K, on June 22, 2018, the Company issued to Mr. Skurtys 500,000 common shares of the Company pursuant to the provisions of Regulation S of the Act. Mr. Skurtys represented that he was not a resident of the United States and was otherwise not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S of the Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits

Exhibit Number	Description of Exhibit
10.1	Release Agreement between Jacek Skurtys and VGrab Communications Inc. dated May 31, 2018.
99.1	News Release dated June 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VGRAB COMMUNICATIONS INC.

Date: June 22, 2018
By: /s/ Lim, Hun Beng
Lim, Hun Beng
Chief Executive Officer and President